EXHIBIT 4(b)

          ISSUANCE CERTIFICATE dated as of February 7, 2002 (this "Certificate"), executed and delivered by CPL TRANSITION FUNDING LLC, a limited liability company created under the laws of the State of Delaware (the "Note Issuer"), to U.S. Bank National Association, a national banking association (the "Indenture Trustee"), as Indenture Trustee under the Indenture dated as of February 7, 2002, between the Note Issuer and the Indenture Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

          Article II of the Indenture  provides,  among other  things,  that the
Note Issuer may at any time and from time to time execute and deliver to the Indenture Trustee one or more Issuance Certificates for the purposes of authorizing the issuance by the Note Issuer of a Series of Notes and specifying the terms thereof. The Note Issuer has duly authorized the creation of a Series of Notes with an initial aggregate principal amount of $797,334,897 to be known as CPL Transition Funding LLC Notes, Series 2002-1 ("Series 2002-1 Notes"), and the Note Issuer is executing and delivering this Certificate in order to provide for the Series 2002-1 Notes.

          All terms used in this Certificate that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Certificate or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Certificate shall govern.

          SECTION 1. Designation. The Series 2002-1 Notes shall be designated generally as Transition Notes, Series 2002-1 and further denominated as Classes A-1 through A-5.

          SECTION 2. Initial Principal Amount; Note Interest Rate; Scheduled Payment Date; Final Maturity Date. The Notes of each Class of the Series 2002-1 shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Payment Dates and Final Maturity Dates set forth below:

            Initial        Note         Scheduled                Final
           Principal     Interest        Payment               Maturity
Class       Amount         Rate           Date                   Date
-----    ------------    --------   ----------------       ----------------
 A-1     $128,950,233     3.54%     January 15, 2005       January 15, 2007
 A-2     $154,506,810     5.01%     January 15, 2008       January 15, 2010
 A-3     $107,094,258     5.56%     January 15, 2010       January 15, 2012
 A-4     $214,926,738     5.96%       July 15, 2013          July 15, 2015
 A-5     $191,856,858     6.25%     January 15, 2016       January 15, 2017


          SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Required Overcollateralization Level; No Premium; Other Terms. (a) Authentication Date. The Series 2002-1 Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Note Issuer on February 7, 2002 (the "Series Issuance Date") shall have as their date of authentication February 7, 2002.

          (b) Payment Dates. The Payment Dates for the Series 2002-1 Notes are January 15 and July 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on January 15, 2003 and continuing until the Series 2002-1, Class A-5 Notes are paid in full.

          (c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e)(ix) of the Indenture as principal, in the following order and priority: (1) to the holders of the Class A-1 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (2) to the holders of the Class A-2 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (3) to the holders of the Class A-3 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (4) to the holders of the Class A-4 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; and (5) to the holders of the Class A-5 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this
Section 3(c) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Notes to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date. However, if an Event of Default has occurred and is continuing, and the unpaid principal amount of all outstanding Notes of all Series have been declared to be due and payable in accordance with the Indenture, then the Indenture Trustee shall distribute principal pro rata to each Series and Class and not in accordance with the priority described in the preceding sentence.

          (d) Periodic Interest. Periodic Interest will be payable on each Class of the Series 2002-1 Notes on each Payment Date in an amount equal to one-half of the product of (i) the applicable Note Interest Rate and (ii) the Outstanding Amount of the related Class of Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series 2002-1 Notes on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date. The Note Interest Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          (e)    Required     Overcollateralization    Level.    The    Required
Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

          (f) Optional Redemption. The Note Issuer may redeem the Series 2002-1 Notes on any Payment Date if, after giving effect to payments that would otherwise be made on that Payment Date, the outstanding principal balance of the Series 2002-1 Notes has been reduced to less than five percent of the initial principal balance. No premium will be payable in connection with any optional redemption of the Series 2002-1 Notes.

          SECTION 4. Minimum Denominations; Form of Notes. The Series 2002-1 Notes shall be issuable in the Minimum Denomination and integral multiples thereof, except for one note of each class which may be of a smaller denomination. The Series 2002-1 Notes shall be Book-Entry Notes and Section 2.11 of the Indenture shall apply to the Series 2002-1 Notes.

          SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides that with respect to a particular Series of Notes, certain terms will have the meanings specified in the related Certificate. With respect to the Series 2002-1 Notes, the following definitions shall apply:

          "Minimum Denomination" shall mean $1,000.

          "Note Interest Rate" has the meaning set forth in Section 2 of this Certificate.

          "Payment Date" has the meaning set forth in Section 3(b) of this Certificate.

          "Periodic Interest" has the meaning set forth in Section 3(d) of this Certificate.

          "Series Issuance Date" has the meaning set forth in Section 3(a) of this Certificate.

          SECTION 6. Delivery and Payment for the Series 2002-1 Notes; Form of the Series 2002-1 Notes. The Indenture Trustee shall deliver the Series 2002-1 Notes to the Note Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series 2002-1 Notes of each Class shall be in the form of Exhibits A-1 through A-5 hereto.

          SECTION 7. Ratification of Agreement. As supplemented by this Certificate, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Certificate, shall be read, taken, and construed as one and the same instrument.

          SECTION 8. Counterparts. This Certificate may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 9. Governing Law. This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided that the creation, attachment and perfection of any liens created under the Indenture in Transition Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to such Transition Property, shall be governed by the laws of the State of Texas.

          SECTION 10. Note Issuer Obligation. No recourse may be taken directly or indirectly, with respect to the obligations of the Note Issuer on the Notes, under the Indenture or under this Certificate or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Note Issuer (including CPL) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a membership interest in the Note Issuer (including CPL) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers or CPL has any such obligations in their respective individual or corporate capacities).



          IN WITNESS WHEREOF, the Note Issuer has caused this Certificate to be duly executed by a Responsible Officer thereunto duly authorized as of the date first above written.

                                 CPL TRANSITION FUNDING LLC,
                                 as Note Issuer,


                                 By: /s/ Wendy G. Hargus
                                 Name:  Wendy G. Hargus
                                 Title: Manager

RECEIVED, this 7th day of February, 2002.

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee


By: /s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title:  Vice President


                     Signature Page to Issuance Certificate

                                                                                                   SCHEDULE A
                                       Expected Amortization Schedule

                                       Outstanding Principal Balance

Date                          Class A-1          Class A-2      Class A-3        Class A-4        Class A-5
----                          ---------          ---------      ---------        ---------        ---------

Series Issuance Date         $128,950,233       $154,506,810   $107,094,258     $214,926,738     $191,856,858
January 15, 2003............   97,133,531        154,506,810    107,094,258      214,926,738      191,856,858
July 15, 2003...............   77,937,455        154,506,810    107,094,258      214,926,738      191,856,858
January 15, 2004............   49,128,416        154,506,810    107,094,258      214,926,738      191,856,858
July 15, 2004...............   29,386,451        154,506,810    107,094,258      214,926,738      191,856,858
January 15, 2005............            0        154,506,810    107,094,258      214,926,738      191,856,858
July 15, 2005...............            0        133,913,828    107,094,258      214,926,738      191,856,858
January 15, 2006............            0        103,272,491    107,094,258      214,926,738      191,856,858
July 15, 2006...............            0         81,649,042    107,094,258      214,926,738      191,856,858
January 15, 2007............            0         49,523,804    107,094,258      214,926,738      191,856,858
July 15, 2007...............            0         28,919,685    107,094,258      214,926,738      191,856,858
January 15, 2008............            0                  0    107,094,258      214,926,738      191,856,858
July 15, 2008...............            0                  0     85,906,616      214,926,738      191,856,858
January 15, 2009............            0                  0     55,016,428      214,926,738      191,856,858
July 15, 2009...............            0                  0     32,279,500      214,926,738      191,856,858
January 15, 2010............            0                  0              0      214,926,738      191,856,858
July 15, 2010...............            0                  0              0      190,631,083      191,856,858
January 15, 2011............            0                  0              0      156,759,473      191,856,858
July 15, 2011...............            0                  0              0      130,670,070      191,856,858
January 15, 2012............            0                  0              0       95,071,985      191,856,858
July 15, 2012...............            0                  0              0       67,236,582      191,856,858
January 15, 2013............            0                  0              0       29,655,892      191,856,858
July 15, 2013...............            0                  0              0                0      191,856,858
January 15, 2014............            0                  0              0                0      152,143,608
July 15, 2014...............            0                  0              0                0      120,262,573
January 15, 2015............            0                  0              0                0       78,412,359
July 15, 2015...............            0                  0              0                0       44,198,278
January 15, 2016............            0                  0              0                0                0

                                                                      SCHEDULE B

                         Required Overcollateralization Level Schedule


                                                        Required
                    Payment Date                 Overcollateralization Level
<
                   January 15, 2003                      $284,762
                   July 15, 2003                         $427,144
                   January 15, 2004                      $569,525
                   July 15, 2004                         $711,906
                   January 15, 2005                      $854,287
                   July 15, 2005                         $996,668
                   January 15, 2006                    $1,139,050
                   July 15, 2006                       $1,281,431
                   January 15, 2007                    $1,423,812
                   July 15, 2007                       $1,566,194
                   January 15, 2008                    $1,708,575
                   July 15, 2008                       $1,850,956
                   January 15, 2009                    $1,993,337
                   July 15, 2009                       $2,135,718
                   January 15, 2010                    $2,278,100
                   July 15, 2010                       $2,420,481
                   January 15, 2011                    $2,562,862
                   July 15, 2011                       $2,705,243
                   January 15, 2012                    $2,847,625
                   July 15, 2012                       $2,990,006
                   January 15, 2013                    $3,132,387
                   July 15, 2013                       $3,274,788
                   January 15, 2014                    $3,417,150
                   July 15, 2014                       $3,559,531
                   January 15, 2015                    $3,701,912
                   July 15, 2015                       $3,844,293
                   January 15, 2016                    $3,986,674